Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of TrueCar, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023 as filed with the Securities and Exchange Commission (the “Report”), Jantoon E. Reigersman, as President and Chief Executive Officer and Teresa T. Luong, as Chief Financial Officer, of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his or her knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 4, 2023	By:	/s/ Jantoon E. Reigersman
Jantoon E. Reigersman
President and Chief Executive Officer
(Principal Executive Officer)

Date:	August 4, 2023	By:	/s/ Teresa T. Luong
Teresa T. Luong
Chief Financial Officer
(Principal Financial Officer)